EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-KSB/A of Vyta Corp for the year ended June 30, 2007, I, Paul H. Metzinger, President and Chief Executive Officer of Vyta Corp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)           such Annual Report on Form 10-KSB/A of Vyta Corp for the year ended June 30, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in such Annual Report on Form 10-KSB/A of Vyta Corp for the year ended June 30, 2007, fairly presents, in all material respects, the financial condition and results of operations of Vyta Corp.

Date:  May 7, 2008

/s/Paul H. Metzinger
Paul H. Metzinger,
Chief Executive Officer, President (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Vyta Corp and will be retained by Vyta Corp and furnished to the Securities and Exchange Commission or its staff upon request.